EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
Wyndham Hotel Group Employee Savings Plan
Parsippany, New Jersey
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 Nos. 333-232421 and 333-224923 of Wyndham Hotel Group Employee Savings Plan of our report dated June 26, 2020, relating to the financial statements and supplemental schedule of Wyndham Hotel Group Employee Savings Plan which appear in this Form 11-K for the year ended December 31, 2019.

/s/ BDO USA, LLP

Dallas, Texas
June 26, 2020